SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): June 2, 2003







                         CNL RETIREMENT PROPERTIES, INC.
               (Exact Name of Registrant as Specified in Charter)



          Maryland                    000-32607               59-3491443
(State or other jurisdiction  (Commission File Number)       (IRS Employer
      of incorporation)                                   Identification No.)


       450 South Orange Avenue                             32801
           Orlando, Florida                              (Zip Code)
   (Address of principal executive offices)



       Registrant's telephone number, including area code: (407) 650-1000

Item 5. Other Events.

Property Acquisitions

         Ann's Choice Continuing Care Retirement Community located in Warminster, Pennsylvania. On June 2, 2003, the Company acquired a parcel of land located in Warminster, Pennsylvania, upon which the Ann's Choice Continuing Care Retirement Community is being constructed (the "Warminster Property"). The land was purchased from Warminster Campus, L.P., a Maryland limited partnership, for $19,500,000. The Ann's Choice Continuing Care Retirement Community, once construction is completed, is expected to include 1,542 independent living apartments, 128 assisted living units and 190 skilled nursing units. The Company will not own the buildings and improvements. The buildings and improvements will be owned by Warminster Campus, L.P. The Company, as lessor, has entered into a long-term, triple-net lease agreement with Warminster Campus, L.P. relating to the land. The general terms of the lease agreement are described in "Business -- Description of Property Leases." The principal features of the lease are as follows:

o The initial land lease expires on June 2, 2013.

o At the end of the initial lease term, the tenant will have two consecutive renewal options of five year each.

o The lease requires minimum annual rent of $2,925,000 for the first through fifth lease years, $3,900,000 for the sixth through tenth lease years and $4,680,000 for the eleventh and all subsequent lease years.

o A security deposit equal to $1,462,350 has been retained by the Company as security for the tenant's obligations under the lease.

o The tenant will have the option to purchase the land during the lease term for a predetermined purchase price based on the date of such purchase option and other attributes including the amount of the Company's initial investment, consumer price indices and/or the fair market value of the land at the time the option is exercised.

o The Company's lease payments are subordinate to a first mortgage construction loan held by Erickson to fund the development of the Ann's Choice Continuing Care Retirement Community.

Retirement Community Brands

         Erickson Brands. Erickson currently has 11 large scale retirement communities in various stages of development located in Maryland, Massachusetts, Michigan, New Jersey, Pennsylvania and Virginia. Brooksby Village, Fox Run Village and Ann's Choice are three of Erickson's communities. In 2002, the American Seniors Housing Association ranked Erickson Retirement Communities as the nation's eleventh largest manager of seniors' housing.

Pending Investments

         As of June 6, 2003, the Company had initial commitments to acquire three additional Properties for an aggregate purchase price of approximately $84.2 million. The three Properties are two American Retirement Corporation Properties (one in each of Birmingham and Huntsville, Alabama) and the Balmoral Property (in Palm Harbor, Florida). The two American Retirement Corporation Properties will be acquired from Daniel Senior Living, L.L.C. and the Balmoral Property will be acquired from Horizon Bay Senior Communities. The acquisition of each of these Properties is subject to the fulfillment of certain conditions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these Properties will be acquired by the Company. If acquired, the leases of these Properties are expected to be entered into on substantially the same terms described in the section of the Prospectus entitled "Business -- Description of Property Leases." In order to acquire these Properties, the Company must obtain additional funds through the receipt of additional offering proceeds and/or debt financing. The Company plans to obtain Permanent Financing of approximately $50.4 million in connection with the acquisition of two of these Properties.

         Leases. Set forth below are summarized terms expected to apply to the leases for each of the three Properties. More detailed information relating to a Property and its related lease will be provided at such time, if any, as the Property is acquired.


                                                              Estimated Purchase            Lease Term and
                       Property                                      Price                  Renewal Options
-------------------------------------------------------     ------------------------   --------------------------

Balmoral Assisted Living Community (1)                           $12,175,000            15 years; two ten-year
Palm Harbor, FL                                                                          renewal options
(the "Palm Harbor Property")
Existing retirement facility

The Somerby at University Park (3) (4) (5) (6)                   $49,965,714            15 years; two ten-year
Birmingham, AL                                                                          renewal options
(the "Birmingham Property")
Existing retirement facility

The Somerby at Jones Farm (3) (4) (5) (6)                        $22,034,286            15 years; two ten-year
Huntsville, AL                                                                          renewal options
(the "Huntsville Property")
Existing retirement facility






                                                                  Minimum Annual
                       Property                                        Rent                 Percentage Rent
-------------------------------------------------------     ----------------------------  --------------------

Balmoral Assisted Living Community (1)                     $1,179,758 for the first        To be determined
Palm Harbor, FL                                            lease year; increases by        prior to closing
(the "Palm Harbor Property")                               2.5% each lease year
Existing retirement facility                               thereafter (2)

The Somerby at University Park (3) (4) (5) (6)             $4,484,098 for the first        To be determined
Birmingham, AL                                             lease year; increases by        prior to closing
(the "Birmingham Property")                                2.5% each lease year
Existing retirement facility                               thereafter (2)

The Somerby at Jones Farm (3) (4) (5) (6)                  $1,977,434 for the first        To be determined
Huntsville, AL                                             lease year; increases by        prior to closing
(the "Huntsville Property")                                2.5% each lease year
Existing retirement facility                               thereafter (2)





------------------------
FOOTNOTES:

(1) It is expected that this Property will be operated and managed by Balmoral Management, LLC.

(2)      Based on estimated purchase price.

(3) It is expected that this Property will be operated and managed by American Retirement Corporation.

(4) The leases for the Birmingham and Huntsville Properties are expected to be with the same unaffiliated lessee. The leases are expected to be cross-collateralized and cross-defaulted. The leases are also expected to contain provisions that allow the lessee to elect to purchase the Properties during the eighth lease year for a predetermined amount.

(5) In connection with the acquisition of the Birmingham and Huntsville Properties, the Company plans to borrow $50.4 million under a 10-year mortgage note secured by the two Properties, payable to Freddie Mac. It is expected that the loan will bear interest at a fixed rate of 151 basis points added to the yield on nine-year U.S. Treasury securities at the time of closing. It is expected that the loan will require monthly principal and interest payments to maturity.

(6) In connection with the Birmingham and Huntsville Properties, during the first three lease years the Company may be required to fund an aggregate additional purchase price amount (the "Earnout Amount") not to exceed $14,895,000 if the Properties achieve certain operating performance thresholds. In the event an Earnout Amount is due, the leases will be amended and minimum annual rent will be increased accordingly.

         Birmingham Property. The Birmingham Property, which opened in April 1999, is the Somerby at University Park, an independent living/assisted living community, located in Birmingham, Alabama. The Birmingham Property includes 240 independent living units, 84 assisted living units and 28 units for residents with Alzheimer's and related memory disorders. The Property is located approximately six miles south of downtown Birmingham, Alabama.

         Huntsville Property. The Huntsville Property, which opened in April 1999, is the Somerby at Jones Farm, an independent living/assisted living community, located in Huntsville, Alabama. The Huntsville Property includes 138 independent living units and 48 assisted living units. The Property is located approximately 90 miles north of Birmingham, Alabama.

         Palm Harbor Property. The Palm Harbor Property, which opened in July 1996, is the Balmoral Assisted Living Community, an independent living/assisted living community, located in Palm Harbor, Florida. The Palm Harbor Property includes 44 independent living units and 55 assisted living units or units for residents with Alzheimer's or related memory disorders. This fluctuates according to resident needs. The Property is located in Palm Harbor, approximately 20 miles northwest of downtown Tampa, Florida.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

              (a) Not applicable.

              (b) Pro forma financial information.

                  See Index to Pro Forma Financial Statements on page 6.

              (c) Not applicable.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

                                         CNL RETIREMENT PROPERTIES, INC.


Dated:  June 23, 2003                    By:       /s/ James M. Seneff, Jr.
                                                  ------------------------------
                                                  JAMES M. SENEFF, JR.
                                                  Chief Executive Officer

                          INDEX TO FINANCIAL STATEMENTS

                         CNL RETIREMENT PROPERTIES, INC.

                                                                                                            Page
Unaudited Pro Forma Consolidated Financial Information:

     Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2003                                      8

     Unaudited Pro Forma Consolidated Statement of Earnings for the quarter ended March 31, 2003              9

     Unaudited Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2002             10

     Notes to Unaudited Pro Forma Consolidated Financial Statements for the quarter ended
        March 31, 2003 and the year ended December 31, 2002                                                  11

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION



The following Unaudited Pro Forma Consolidated Balance Sheet of CNL Retirement Properties, Inc. and its subsidiaries (the "Company") gives effect to (i) the receipt of $168,573,192 in gross offering proceeds from the sale of 16,857,319 additional shares for the period April 1, 2003 through June 6, 2003, borrowings of $50,400,000 under a mortgage note payable and the accrual of related offering expenses, acquisition fees and miscellaneous acquisition expenses and (ii) the application of such funds and cash on hand as of March 31, 2003, to purchase four Properties, all as reflected in the pro forma adjustments described in the related notes. The Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2003, has been adjusted to give effect to the transactions in (i) and (ii) above as if they had occurred on March 31, 2003.

The Unaudited Pro Forma Consolidated Statements of Earnings for the quarter ended March 31, 2003 and the year ended December 31, 2002, includes the historical operating results of the Properties described in (ii) above, as well as 53 properties purchased by the Company prior to March 31, 2003, from the date of their acquisition (or for the pending acquisitions, became probable of being acquired by) plus operating results from (A) the later of (i) the date the Properties became operational by the previous owners or (ii) January 1, 2002, to
(B) the earlier of (i) the date the Properties were acquired by (or for the pending acquisitions, became probable of being acquired by) the Company or (ii) the end of the pro forma period presented (the "Pro Forma Period").

This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or condition if the various events and transactions reflected herein had occurred on the dates or been in effect during the periods indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company's financial results or conditions in the future.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2003

                                                                                     Pro Forma
                          ASSETS                               Historical           Adjustments               Pro Forma
                                                             ----------------     ----------------          ---------------

Investment Properties:
    Accounted for using the operating method, net               $624,613,218         $103,675,000     (b)      $735,570,698
                                                                                        7,282,480     (b)
    Accounted for using the direct financing method (d)          141,919,308                   --               141,919,308
Cash and cash equivalents                                         24,000,487          147,501,543     (a)       114,926,927
                                                                                      (58,037,453)    (b)
                                                                                        1,462,350     (c)
Restricted cash                                                      860,935                   --                   860,935
Notes and other receivables                                        2,946,406                   --                 2,946,406
Investment in unconsolidated subsidiary                              164,186                   --                   164,186
Loan costs, net                                                    3,506,295              540,000     (b)         4,046,295
Accrued rental income                                              3,098,977                   --                 3,098,977
Other assets                                                         257,161            7,585,794     (a)         4,782,928
                                                                                        4,222,453     (b)
                                                                                       (7,282,480)    (b)
                                                             ----------------     ----------------          ---------------
                                                                $801,366,973         $206,949,687            $1,008,316,660
                                                             ================     ================          ===============

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
    Line of credit                                               $71,370,000              $    --               $71,370,000
    Mortgages payable                                             91,860,126           50,400,000     (b)       142,260,126
    Lifecare bonds payable                                        88,510,695                   --                88,510,695
    Due to related parties                                         5,552,159                   --                 5,552,159
    Accounts payable and accrued expenses                          1,143,228                   --                 1,143,228
    Security deposits                                              5,591,404            1,462,350     (c)         7,053,754
    Rents paid in advance                                              4,939                   --                     4,939
                                                             ----------------     ----------------          ---------------
           Total liabilities                                     264,032,551           51,862,350               315,894,901
                                                             ----------------     ----------------          ---------------

Minority interest                                                        266                   --                       266
                                                             ----------------     ----------------          ---------------

Stockholders' equity:
    Preferred stock, without par value.
       Authorized and unissued 3,000,000 shares                           --                   --                        --
    Excess shares, $0.01 par value per share.
       Authorized and unissued 103,000,000 shares                         --                   --                        --
    Common stock, $0.01 par value per share.
       Authorized 100,000,000 shares; issued
       60,622,064 and outstanding 60,555,377 shares;
       issued 77,479,383 and outstanding 77,412,696
       shares, as adjusted                                           605,554              168,573     (a)           774,127
    Capital in excess of par value                               540,869,098          168,404,619     (a)       695,787,862
                                                                                      (13,485,855)    (a)
    Accumulated distributions in excess of net earnings           (4,140,496)                  --                (4,140,496)
                                                             ----------------     ----------------          ---------------
           Total stockholders' equity                            537,334,156          155,087,337               692,421,493
                                                             ----------------     ----------------          ---------------
                                                                $801,366,973         $206,949,687            $1,008,316,660
                                                             ================     ================          ===============




See accompanying notes to unaudited pro forma consolidated financial statements.


                        CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                          QUARTER ENDED MARCH 31, 2003

                                                                                 Pro Forma
                                                          Historical            Adjustments               Pro Forma
                                                        ------------          ---------------           -------------

Revenues:
    Rental income from operating leases                 $ 8,246,652             $ 15,857,576 (1)        $ 24,104,228
    Earned income from direct financing leases (2)        3,508,391                  743,623 (1)           4,252,014
    Contingent rent                                           8,851                       --                   8,851
    FF&E reserve income                                     327,228                  201,165 (3)             528,393
    Interest and other income
                                                            412,834                 (235,399)(4)             177,435
                                                        ------------          ---------------           -------------
                                                         12,503,956               16,566,965              29,070,921
                                                        ------------          ---------------           -------------
Expenses:
    Interest                                                581,284                1,901,617 (5)           2,482,901
    General operating and administrative                    648,183                       --                 648,183
    Property expenses                                        11,584                       --                  11,584
    Asset management fees to related party                  553,776                  591,798 (6)           1,145,574
    Depreciation and amortization                         2,217,818                2,296,862 (7)           4,514,680
                                                        ------------          ---------------           -------------
                                                          4,012,645                4,790,277               8,802,922
                                                        ------------          ---------------           -------------

Earnings Before Equity in Earnings of
    Unconsolidated Subsidiary                             8,491,311               11,776,688              20,267,999

Equity in Earnings of Unconsolidated
    Subsidiary                                               12,285                       --                  12,285
                                                        ------------          ---------------           -------------

Net Earnings                                             $8,503,596             $ 11,776,688            $ 20,280,284
                                                        ============          ===============           =============

Net Earnings Per Share of Common Stock
    (Basic and Diluted) (9)                                $   0.16                                        $    0.33
                                                        ============                                    =============

Weighted Average Number of Shares of Common
    Stock Outstanding (Basic and Diluted) (9)            51,672,439                                       60,808,760
                                                        ============                                    =============




See accompanying notes to unaudited pro forma consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                          YEAR ENDED DECEMBER 31, 2002


                                                                                 Pro Forma
                                                         Historical             Adjustments               Pro Forma
                                                       -------------          ---------------           -------------

Revenues:
     Rental income from operating leases                $13,257,739              $60,447,662  (1)         $73,705,401
     Earned income from direct financing leases (2)       3,519,872               13,494,433  (1)          17,014,305
     Contingent rent                                          7,758                       --                    7,758
     FF&E reserve income                                    153,454                1,320,507  (3)           1,473,961
     Interest and other income                            1,913,205               (1,721,591) (4)             191,614
                                                       -------------          ---------------           -------------
                                                         18,852,028               73,541,011               92,393,039
                                                       -------------          ---------------           -------------

Expenses:
     Interest                                             1,408,611                8,937,022  (5)          10,345,633
     General operating and administrative                 1,388,706                       --                1,388,706
     Property expenses                                       23,212                       --                   23,212
     Asset management fees to related party                 770,756                3,599,760  (6)           4,370,516
     Depreciation and amortization                        3,461,279               15,060,957  (7)          18,522,236
                                                       -------------          ---------------           -------------
                                                          7,052,564               27,597,739               34,650,303
                                                       -------------          ---------------           -------------


Earnings Before Equity in Earnings of
     Unconsolidated Subsidiary and Minority Interest
     in Earnings of Consolidated Joint Ventures          11,799,464               45,943,271               57,742,735
Equity in Earnings of Unconsolidated Subsidiary               5,404                       --                    5,404
Minority Interest in Earnings of Consolidated
     Joint Ventures                                        (433,012)                 433,012  (8)                  --
                                                       -------------          ---------------           -------------
Net Earnings                                            $11,371,856              $46,376,283              $57,748,139
                                                       =============          ===============           =============

Net Earnings Per Share of Common
     Stock (Basic and Diluted) (9)                         $   0.52                                       $      0.95
                                                       =============                                    =============

Weighted Average Number of Shares of Common
     Stock Outstanding (Basic and Diluted) (9)           22,034,955                                        60,622,198
                                                       =============                                    =============



See accompanying notes to unaudited pro forma consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                    FOR THE QUARTER ENDED MARCH 31, 2003 AND
                        THE YEAR ENDED DECEMBER 31, 2002

Unaudited Pro Forma Consolidated Balance Sheet:

(a) Represents gross proceeds of $168,573,192 from the sale of 16,857,319 shares during the period April 1, 2003 through June 6, 2003, and the payment of $21,071,649 for related acquisition fees of $7,585,794 (4.5% of gross proceeds) which are reflected in other assets, selling commissions of $12,642,989 (7.5% of gross proceeds) and marketing support fees of $842,866 (0.5% of gross proceeds) which have been netted against stockholders' equity.

(b) Represents the use of $58,037,453 of cash and cash equivalents and borrowings of $50,400,000 under mortgage notes payable to purchase four properties for $103,675,000, to pay loan costs of $540,000, acquisition fees on permanent financing (4.5% of permanent financing) of $2,268,000 and $1,954,453 in miscellaneous acquisition costs incurred in conjunction with the purchase of the properties. Also represents the reclassification of $1,725,500 in miscellaneous acquisition costs and $5,556,980 in acquisition fees to properties on operating leases.

                                                                                              Acquisition
                                                                                                Fees and
                                                                                             Closing Costs
                                                                                              Allocated to
                                                                         Purchase Price        Investment            Total
                                                                         ----------------    ---------------     ---------------

                         Ann's Choice Continuing Care Retirement
                           Community in Warminster, PN                     $   19,500,000        $ 1,067,200         $20,567,200
                         Balmoral Assisted Living Community in Palm
                           Harbor, FL                                          12,175,000            896,080          13,071,080
                         Somerby at University Park in
                           Birmingham, AL                                      49,965,714          3,691,356          53,657,070
                         Somerby at Jones Farm in Huntsville, AL               22,034,286          1,627,844          23,662,130
                                                                         ----------------    ---------------     ---------------
                         Properties subject to operating leases            $  103,675,000        $ 7,282,480        $110,957,480
                                                                         ================    ===============     ===============

(c) Represents a security deposit of $1,462,350 received from the lessee in conjunction with the acquisition of the property in Warminster, Pennsylvania.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                    FOR THE QUARTER ENDED MARCH 31, 2003 AND
                        THE YEAR ENDED December 31, 2002

Unaudited Pro Forma Consolidated Balance Sheets - Continued:

(d) In accordance with generally accepted accounting principles, leases in which the present value of future minimum lease payments equals or exceeds 90 percent of the value of the related properties are treated as direct financing leases rather than as properties on operating leases. The direct financing leases have initial terms of 35 years and the leases contain provisions that allow the lessees to elect to purchase the properties at the end of the lease term for the Company's initial investment amount. The leases also permit the Company to require the lessees to purchase the properties at the end of the lease term for the same amount. The categorization of the leases has no effect on the rental payments due under the leases.

Unaudited Pro Forma Consolidated Statements of Earnings:

(1) Represents adjustment to rental income from the operating leases and earned income from the direct financing leases for the properties acquired, and for the pending acquisitions, expected to be acquired, by the Company as of June 6, 2003 (collectively, the "Pro Forma Property" or "Pro Forma Properties") for the Pro Forma Period.

         The following presents the actual date the Pro Forma Properties were acquired by the Company as of June 6, 2003, as compared to the date the Pro Forma Properties were treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statement of Earnings.

                                                                                          Date the Property
                                                                                         Became Operational
                                                                                             as a Rental
                                                                       Date               Property for Pro
                                                               Acquired/Probable by        Forma Purposes          Purchase
                                                                    the Company                                      Price
                                                               ----------------------    --------------------    --------------
     Acquired:
         Properties subject to operating leases:
             Holley Court Terrace in Oak Park, IL              February 11, 2002         January 1, 2002             $18,469,275
             Homewood Residence in Coconut Creek, FL           February 11, 2002         January 1, 2002               9,687,563
             Heritage Club in Greenwood Village, CO            March 22, 2002            January 1, 2002              17,865,375
             Brighton Gardens in Camarillo, CA a               May 16, 2002              January 1, 2002              18,694,698
             Brighton Gardens in Towson, MD a                  May 16, 2002              January 1, 2002              14,452,319
             MapleRidge in Clayton, OH a                       May 17, 2002              January 1, 2002               8,110,569
             MapleRidge in Dartmouth, MA a                     May 16, 2002              January 1, 2002               9,488,304
             MapleRidge in Elk Grove, CA a                     May 16, 2002              January 1, 2002               8,054,110
             Brooksby Village in Peabody, MA                   October 10, 2002          January 1, 2002              17,383,784
             Homewood Residence in Nashville, TN               November 1, 2002          January 1, 2002               8,957,850
             Brighton Gardens in Bellevue, WA                  December 20, 2002         January 1, 2002              10,201,606
             Brighton Gardens in Hoffman Estates, IL           December 20, 2002         January 1, 2002               7,543,752
             Brighton Gardens in Oklahoma City, OK             December 20, 2002         January 1, 2002               3,646,636
             Brighton Gardens in Santa Rosa, CA                December 20, 2002         January 1, 2002              16,748,552
             Brighton Gardens in Tulsa, OK                     December 20, 2002         January 1, 2002               4,684,167
             Brighton Gardens in Atlanta, GA                   December 20, 2002         January 1, 2002               7,374,428
             Hearthside in Lynnwood, WA                        December 20, 2002         January 1, 2002               6,300,000
             Hearthside in Snohomish, WA                       December 20, 2002         January 1, 2002               8,600,000
             MapleRidge in Hemet, CA                           December 20, 2002         January 1, 2002               4,109,688
             Maple Ridge in Plymouth, MA                       December 20, 2002         January 1, 2002               4,580,387




                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                    FOR THE QUARTER ENDED MARCH 31, 2003 AND
                        THE YEAR ENDED December 31, 2002

Unaudited Pro Forma Consolidated Statements of Earnings - Continued:


                                                                                           Date the Property
                                                                                                 Became
                                                                                            Operational as a
                                                                                            Rental Property
                                                                         Date                for Pro Forma
                                                                 Acquired/Probable by           Purposes             Purchase
                                                                      the Company                                     Price
                                                                 ----------------------    -------------------    ---------------
     Acquired:
         Properties subject to operating leases:
             MapleRidge in Willoughby, OH                        December 20, 2002         January 1, 2002             4,930,498
             Pleasant Hills in Little Rock, AR                   December 20, 2002         January 1, 2002            10,638,918
             Fox Run Village in Novi, MI                         February 28, 2003         January 1, 2002            17,000,000
             Brighton Gardens in Colorado Springs, CO c          March 27, 2003            January 1, 2002            16,120,000
             Brighton Gardens in Denver, CO c                    March 27, 2003            January 1, 2002            17,480,000
             Brighton Gardens in Lakewood, CO c                  March 27, 2003            January 1, 2002            18,400,000
             Brighton Gardens in Edgewood, KY                    March 28, 2003            January 1, 2002             2,654,632
             Brighton Gardens in Greenville, SC                  March 28, 2003            January 1, 2002             4,132,969
             Brighton Gardens in Northridge, CA                  March 28, 2003            January 1, 2002            14,735,846
             Brighton Gardens in Rancho Mirage, CA               March 28, 2003            January 1, 2002            13,833,657
             Brighton Gardens in Salt Lake City, UT              March 28, 2003            January 1, 2002            15,028,664
             Brighton Gardens in Yorba Linda, CA                 March 28, 2003            January 1, 2002            13,483,926
             Fairfax in Fort Belvoir, VA                         March 28, 2003            January 1, 2002            76,973,392
             MapleRidge in Palm Springs, CA                      March 28, 2003            January 1, 2002             2,653,469
             Quadrangle in Haverford, PA                         March 28, 2003            January 1, 2002           111,077,549
             Brighton Gardens of Saddle River, NJ                March 31, 2003            January 1, 2002            12,750,000
             Ann's Choice Continuing Care Retirement
               Community in Warminster, PA                       June 2, 2003              January 1, 2002            19,500,000
     Acquired:
         Investments in direct financing leases:
             Brighton Gardens in Brentwood, TN b                 September 30, 2002        January 1, 2002             6,349,794
             Brighton Gardens in Atlanta, GA b                   September 30, 2002        January 1, 2002             7,654,546
             Brighton Gardens in Charlotte, NC b                 September 30, 2002        January 1, 2002             3,218,389
             Brighton Gardens in Chevy Chase, MD b               September 30, 2002        January 1, 2002            19,310,331
             Brighton Gardens in Middletown, NJ b                September 30, 2002        January 1, 2002            11,481,818
             Brighton Gardens in Mountainside, N J b             September 30, 2002        January 1, 2002            12,438,636
             Brighton Gardens in Naples, FL b                    September 30, 2002        January 1, 2002             8,002,479
             Brighton Gardens in Raleigh, NC b                   September 30, 2002        January 1, 2002             9,655,165
             Brighton Gardens in Stamford, CT b                  September 30, 2002        January 1, 2002            13,569,421
             Brighton Gardens in Venice, FL b                    September 30, 2002        January 1, 2002             6,523,760
             Brighton Gardens in Winston-Salem, NC b             September 30, 2002        January 1, 2002             7,045,661
             Sunrise in Annapolis, MD                            March 31, 2003            January 1, 2002            13,294,253
             Sunrise in Pikesville, MD                           March 31, 2003            January 1, 2002             9,340,855
     Probable:
         Properties subject to operating leases:
             Balmoral Assisted Living Community in
               Palm Harbor, FL                                   June 6, 2003              January 1, 2002            12,175,000
             Somerby at University Park in Birmingham, AL        June 6, 2003              January 1, 2002            49,965,714
             Somerby at Jones Farm in Huntsville, AL             June 6, 2003              January 1, 2002            22,034,286




                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                    FOR THE QUARTER ENDED MARCH 31, 2003 AND
                        THE YEAR ENDED December 31, 2002

Unaudited Pro Forma Consolidated Statements of Earnings - Continued:

a Prior to December 20, 2002, the properties in Camarillo, California; Towson, Maryland; Clayton, Ohio; Dartmouth, Massachusetts; and Elk Grove, California (the "Marriott Portfolio One Properties") were owned through a consolidated joint venture (the "Joint Venture") in which the Company owned a 76.75 percent interest. On December 20, 2002, the Company purchased the remaining 23.25 percent minority interest for $8,500,000. See Note (8).

b These properties are referred to as the "Prime Care Portfolio Properties."

c These properties are referred to as the "Summit Portfolio Properties."

The adjustment to rental income from operating leases for the year ended December 31, 2002, includes $2,216,648 relating to the Marriott Portfolio One Properties. If the operating cash flows of the Marriott Portfolio One Properties are not sufficient to fund rental payments due under the lease agreements, amounts are required to be funded by Marriott International, Inc. or its subsidiaries under the terms of a rental payment guarantee arrangement. The pro forma adjustment to rental income from operating leases for the year ended December 31, 2002, includes assumed funding amounts under the guarantee of $1,381,000 based on the actual historical operating cash flows of the Marriott Portfolio One Properties during the Pro Forma Periods.

Certain leases provide for the payment of percentage rent in addition to base rental income; however, no percentage rent was due under the leases for the Pro Forma Properties during the period the Company was assumed to have held the Pro Forma Properties.

(2) See Note (d) under "Unaudited Pro Forma Consolidated Balance Sheet" above.

(3) Represents adjustments to reserve funds, which will be used for the replacement and renewal of furniture, fixtures and equipment relating to certain Properties (the "FF&E Reserve"). The funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve will be paid, granted and assigned to the Company.

(4) Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts after the purchase of the Pro Forma Properties. The pro forma adjustment is based upon the fact that interest income from interest bearing accounts was earned at a rate of approximately two percent per annum by the Company during the quarter ended March 31, 2003 and the year ended December 31, 2002.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                    FOR THE QUARTER ENDED MARCH 31, 2003 AND
                        THE YEAR ENDED December 31, 2002

Unaudited Pro Forma Consolidated Statements of Earnings - Continued:

(5) Represents adjustment to interest expense for mortgage loans for the Pro Forma Period based on the following terms:

                                                                                     Pro Forma
                                                                                     Adjustment          Pro Forma
                                                                                    for the Year       Adjustment for
                                                                                       Ended            the Quarter
                                  Mortgage Loan                                     December 31,      Ended March 31,
                                                           Interest Rate                2002                2003
                                  ---------------    --------------------------    ---------------    -----------------
     Holley Court Terrace in      $12,974,397        Floating at 350 basis            $89,626               $--
     Oak Park, IL, maturing                          points over the 30-day
     October 2003                                    LIBOR, with a LIBOR
                                                     floor of 3.50. If 30-day
                                                     LIBOR falls below 2.60,
                                                     interest rate will be
                                                     30-day LIBOR plus 440 basis
                                                     points. During the Pro
                                                     Forma Period, the interest
                                                     rate varied from 6.23% to
                                                     6.28%.

     Marriott                       23,520,000       Floating at 186 basis            381,186               --
     Portfolio One                                   points over the rate of
     Properties maturing                             commercial paper graded
     June 2007                                       A1 by Standard & Poors
                                                     or F1 by Fitch IBCA.
                                                     During the Pro Forma
                                                     Period, the interest
                                                     rate varied from 2.63%
                                                     to 3.81%.

     Heritage Club in               9,100,000        6.50%, with principal             386,404              --
     Greenwood Village, CO,                          and interest payable
     maturing December 2006                          monthly.

     Sunrise in each                20,635,108       7.83%, with principal           1,413,291            358,816
     Annapolis and                                   and interest payable
     Pikesville, MD,                                 monthly.
     maturing October 2008

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                    FOR THE QUARTER ENDED MARCH 31, 2003 AND
                        THE YEAR ENDED DECEMBER 31, 2002

Unaudited Pro Forma Consolidated Statement of Earnings - Continued:

                                                                                                             Pro Forma
                                                                                    Pro Forma             Adjustment for
                                                                                   Adjustment               the Quarter
                                                                               for the Year Ended           Ended March
                              Mortgage Loan         Interest Rate               December 31, 2002            31, 2003
                              --------------     --------------------------    --------------------     ----------------
Prime Care Portfolio          $ 71,370,000       Floating at 250 basis             $ 3,063,846             $ 607,038
Properties, maturing                             points over the 30-day
March 2005                                       LIBOR.  During the Pro
                                                 Forma Period, the
                                                 interest rate varied
                                                 from 3.88% to 4.38%.

Summit Portfolio                26,000,000       Floating at 325 basis              1,307,999               317,502
Properties, maturing                             points over the 30-day
March 2005                                       LIBOR with a minimum
                                                 interest rate of 5% and
                                                 principal and interest payable
                                                 monthly. During the Pro Forma
                                                 Period, the interest rate
                                                 varied from 5.0% to 5.13%.

Somerby at University           50,400,000       Rate at 151 basis points           2,294,670               618,261
Park in Birmingham, AL                           over the nine-year U.S.
and Somerby at Jones                             Treasury securities at
Farm in Huntsville, AL,                          the time of closing with
maturing June 2013                               the principal and
                                                 interest payable
                                                 monthly. During the Pro Forma
                                                 Period, the interest rate was
                                                 5.13%.
                                                                               --------------------     ----------------

                                                                                   $8,937,022             $1,901,617
                                                                               ====================     ================

If the interest rates on variable rate loans would have increased by 0.125% during the Pro Forma Period, interest expense would have increased by $18,866 and $219,190 for the quarter ended March 31, 2003 and the year ended December 31, 2002, respectively.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                    FOR THE QUARTER ENDED MARCH 31, 2003 AND
                        THE YEAR ENDED December 31, 2002

Unaudited Pro Forma Consolidated Statement of Earnings - Continued:

(6) Represents increase in asset management fees relating to the Pro Forma Properties for the Pro Forma Period. Asset management fees are equal to 0.60% per year of the Company's Real Estate Asset Value as defined in the Company's prospectus.

(7) Represents increase in depreciation expense of the buildings and the furniture, fixture and equipment ("FF&E") portions of the Pro Forma Properties accounted for as operating leases using the straight-line method of $2,228,031 and $14,155,466 for the three months ended March 31, 2003, and the year ended December 31, 2002, respectively. The buildings and FF&E are depreciated over useful lives of 40 and seven years, respectively. Also represents amortization of the loan costs of $68,831 and 905,491 for the three months ended March 31, 2003, and the year ended December 31, 2002, respectively, on related mortgage loans, amortized during the Pro Forma Period under the straight-line method (which approximates the effective interest method) over the life of the loan.

         The following presents the amount of land, building and FF&E for each of the Pro Forma Properties accounted for as operating leases:

                                                                 Land             Building             FF&E
                                                            ---------------    ----------------    --------------
         Holley Court Terrace in Oak Park, IL                  $ 2,144,134         $16,918,724          $447,007
         Homewood Residence in Coconut Creek, FL                 1,682,701           7,981,073           559,197
         Heritage Club in Greenwood Village, CO                  1,964,700          17,943,422           942,063
         Brighton Gardens in Camarillo, CA                       2,486,381          16,852,469           541,453
         Brighton Gardens in Towson, MD                            989,914          14,375,847           355,731
         MapleRidge in Clayton, OH                                 813,317           7,656,922           209,314
         MapleRidge in Dartmouth, MA                               920,430           9,028,929           205,663
         MapleRidge in Elk Grove, CA                               811,596           7,571,613           217,689
         Brooksby Village in Peabody, MA                        18,345,033                  --                --
         Homewood Residence in Nashville, TN                       463,957           8,350,191           631,429
         Brighton Gardens in Bellevue, WA                        2,164,828           8,360,448           502,884
         Brighton Gardens in Hoffman Estates, IL                 1,724,422           5,843,963           512,316
         Brighton Gardens in Oklahoma City, OK                     784,454           2,701,571           444,105
         Brighton Gardens in Santa Rosa, CA                      2,161,222          15,025,466           586,516
         Brighton Gardens in Tulsa, OK                           1,538,284           2,987,889           512,425
         Brighton Gardens in Atlanta, GA                         1,772,658           5,652,512           446,313
         Hearthside in Lynnwood, WA                              1,529,738           5,175,159           124,291
         Hearthside in Snohomish, WA                               645,494           8,559,082           109,911
         MapleRidge in Hemet, CA                                 1,175,231           2,891,964           365,263
         MapleRidge in Plymouth, MA                              1,090,254           3,460,628           393,579
         MapleRidge in Willoughby, OH                            1,090,639           3,886,167           345,981
         Pleasant Hills in Little Rock, AR                         523,295          10,457,948           370,052
         Brighton Gardens in Edgewood, KY                          885,598           1,489,915           491,482
         Brighton Gardens in Greenville, SC                        352,481           3,454,385           634,580
         Brighton Gardens in Northridge, CA                      3,484,583          11,132,886           989,911
         Brighton Gardens in Rancho Mirage, CA                   1,716,454          12,036,293           904,559
         Brighton Gardens in Salt Lake City, UT                    392,275          14,814,791           726,380
         Brighton Gardens in Yorba Linda, CA                     2,396,883          11,479,728           424,007
         Fairfax in Fort Belvoir, VA                            17,617,261          60,288,553         1,960,127
         MapleRidge in Palm Springs, CA                            884,362           1,628,075           349,304
         Quadrangle in Haverford, PA                            23,087,251          90,063,648         2,929,722
         Fox Run Village in Novi, MI                            17,888,944                  --                --
         Brighton Gardens in Colorado Springs, CO                1,073,300          16,082,027           321,040
         Brighton Gardens in Denver, CO                          1,084,010          17,445,790           418,702


                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                    FOR THE QUARTER ENDED MARCH 31, 2003 AND
                        THE YEAR ENDED December 31, 2002

Unaudited Pro Forma Consolidated Statement of Earnings - Continued:

                                                                 Land             Building             FF&E
                                                            ---------------    ----------------    --------------
         Brighton Gardens in Lakewood, CO                        1,073,093          18,525,597           345,668
         Brighton Gardens in Saddle River, NJ                    2,155,962          10,941,188           511,028
         Ann's Choice Continuing Care Retirement
             Community in Warminster, PA                        20,567,200                   0                 0
         Balmoral Assisted Living Community in Palm
             Harbor, FL                                          1,307,108          11,110,418           653,554
         Somerby at University Park in Birmingham, AL            5,365,707          45,608,510         2,682,853
         Somerby at Jones Farm in Huntsville, AL                 2,366,213          20,112,811         1,183,106
                                                            ---------------    ----------------    --------------
         Total                                                $150,521,367        $527,896,602       $24,349,205
                                                            ===============    ================    ==============

(8)      Represents  adjustment  to minority  interest  for the  purchase of the
         23.25 percent minority interest in a Joint Venture in which the Company initially owned a 76.75% interest.

(9) Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the quarter ended March 31, 2003 and the year ended December 31, 2002. As a result of receipt of gross proceeds from the sale of shares during the period April 1, 2003 through June 6, 2003, as described in Note (a) above, which were available to acquire the Pro Forma Properties described in Note (b) above, pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding, as adjusted for the subsequent sale of shares, during the quarter ended March 31, 2003 and the year ended December 31, 2002 needed to fund the purchase of the Pro Forma Properties.